UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On November 12, 2008, Trident Microsystems, Inc. (the “Company”), announced the appointment of Uri Kreisman as Vice President of Worldwide Operations.
     Mr. Kreisman will be based at the Company’s manufacturing operations center in Taipei, Taiwan. He will be responsible for global supply chain management as well as product and test engineering.
     Mr. Kreisman, 43, brings 14 years of experience in the semiconductor industry. Immediately prior to joining Trident, Mr. Kreisman had a long career at Zoran Microelectronics, Ltd., serving most recently as its Senior Director of Operations from 2001 to October 2008. From 1996 to 2001, he served in a variety of engineering capacities at Zoran, including as a Product and Test Engineering Manager. From 1994 to 1996, Mr. Kreisman served as a Product Engineer for Tower Semiconductor, Ltd. in Israel. Mr. Kreisman holds a Bachelors of Science degree in Electrical Engineering and a Business Administration Diploma from the Israel Institute of Technology and a Bachelors of Science degree in Electrical Engineering from The Transport Institute, Leningrad, Russia.
     A copy of the press release announcing Mr. Kreisman’s appointment is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 12, 2008, announcing appointment of Uri Kreisman as Vice President of Worldwide Operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary